EXHIBIT 10.3

                            INDEMNIFICATION AGREEMENT


      THIS INDEMNIFICATION AGREEMENT (the "Agreement") is made and entered into as of ________________, 199___, by and between ProxyMed, Inc. a Florida corporation (the ____ "Company") and ________________________________ (the
"Indemnitee").

                                    RECITALS:

      WHEREAS, the Board of Directors of the Company (the "Board of Directors") has reviewed and analyzed the protection from liability available to Directors and Officers of the Company and its subsidiaries under the Company's existing corporate documents, applicable law and liability insurance; and

      WHEREAS, the Board of Directors has determined that the risks of litigation and possible liability for Directors and Officers arising out of the performance of their duties have substantially increased, and that the protection offered by the Company's existing corporate documents, applicable law, and liability insurance is not sufficient to fully protect Directors and Officers from liability; and

      WHEREAS, the Board of Directors has determined that highly competent persons will be difficult to attract and retain as Directors and/or Officers unless the are adequately protected against liabilities incurred in performance of their duties in such capacity; and

      WHEREAS, the Board of Directors has determined that the use of indemnification agreements will allow the Company to offer some protection from liability to its Directors and Officers; and

      WHEREAS, the Indemnitee is a Director and/or Officer of the Company; and

      WHEREAS, Article VII of the Company Articles of Incorporation and
Article VII of the Company's Bylaws provide for indemnification of Directors and Officers acting on behalf of the Company; and

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      WHEREAS, SSC607.0850(7) of the Florida Business Corporation Act (the
"Statute") specifically provides that the indemnification provided by the Statute is not exclusive;

      NOW THEREFORE, in consideration of the Indemnitee's past and continued services to the Company, the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

   1. INDEMNIFICATION. The Company agree to indemnify the Indemnitee to the fullest extent now or hereafter permitted by applicable law (including, without limitation, the indemnification permitted by the Statute) in the event that the Indemnitee was or is made or is threatened to be made a party to or a witness in any threatened, pending or completed action, suit, proceeding or appeal, whether civil, criminal, administrative or investigative, by reason of the fact that the Indemnitee was or is a Director and/or Officer of the Company or any of its subsidiaries, both as to action in his official capacity and as to action in another capacity while holding such directorship or office, where he acts or acted in that capacity at the Company's request, against all reasonable expenses (including attorneys' fees and disbursements) judgments, fines (including excise taxes and penalties) and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with such action, suit, proceeding or appeal. This Agreement is intended to cover all actions, suits, proceedings and appeals arising out of or connected with the Indemnitee's service as a Director and/or Officer which are currently pending or threatened or which arise in the future, even if the Indemnitee is no longer a Director and/or Officer when such action, suite, proceeding or appeal arises or is threatened.

   2. ADVANCE PAYMENT OF EXPENSES. Expenses incurred by the Indemnitee in connection with any action, suit, proceeding or appeal, as described herein, shall be paid by the Company in advance of the final disposition of such action, suit, proceeding or appeal within thirty (30) days of Company's receipt of any invoice for reasonable and actual expenses incurred by Indemnitee;

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provided however, Indemnitee has within ten (10) days after the Company's request, executed a written agreement satisfactory to the Company's counsel to repay all such amounts it if is ultimately determined that he is not entitled to be indemnified by the Company under applicable law. Notwithstanding the foregoing, the Company shall not be required to advance expenses for the defense of Indemnitee for any cause of action that relate to activities that the Company in its good faith determines are outside the scope of the duties required of Indemnitee under this Agreement, including without limitation, causes of action such as sexual harassment, personal torts and the like.

   3. CHANGES IN THE LAW; PARTIAL INDEMNIFICATION.

      a. In the event of any changes after the date of this Agreement in any applicable law, statute or rule (including judicial interpretation thereof) which expand the right of the Company to indemnify its Directors and Officers, the Indemnitee's rights and the Company's obligations under this Agreement shall be expanded to include such changes in applicable law, statute or rule. In the event of any changes in any applicable law, statute or rule (including judicial interpretation thereof) which narrow the right of the Company to indemnify its Directors and Officers, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties' rights and obligations hereunder.

      b. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which the Indemnitee may be entitled under the Company's Articles of Incorporation, its Bylaws, any agreement, any vote of shareholders or Directors, applicable law or otherwise, both as to action in the Indemnitee's official capacity and as to action in another capacity while holding such directorship or office, where he acts or acted in that capacity at the Company's request.

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      c. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses, judgments, fines or penalties actually or reasonable incurred by the Indemnitee in the preparation, investigation defense, appeal or settlement of any civil or criminal action, suit, proceeding or appeal, but not, however, for the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion of such expenses, judgments, fines or penalties to which the Indemnitee is entitled.

   4. CONTRIBUTION. If the indemnification provided in Paragraph 1 hereof may not be paid to the Indemnitee under applicable law, then in any threatened, pending or completed action, suit, proceeding or appeal in which the Company is jointly liable with the Indemnitee, the Company shall contribute to the amount of reasonable expenses (including attorneys' fees and disbursements), judgments, fines (including expense taxes and penalties) and amounts paid in settlement actually and reasonably incurred and paid or payable by the Indemnitee in such proportion as is appropriate to reflect (a) the relative benefits received by the Company on the one hand and the Indemnitee on the other hand from the transaction from which such action, suit, proceeding or appeal arise, and (b) the relative fault of the Company on the one hand and of the Indemnitee on the other in connection with the events which resulted in such expenses, judgments, fines or settlement amounts, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Indemnitee on the other shall be determined by reference to, among other things, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines or settlement amounts. The Company agrees that it would not be just and equitable if contribution pursuant to this Paragraph 4 were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

   5. EXCLUSIONS.

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      a. The Company shall not be liable to make any payment hereunder (whether in the nature of indemnification or contribution) to the extent payment is actually made to the Indemnitee under an insurance policy (an "Insurance Policy") or any other method outside of this Agreement. Before payment is reasonable expended to be made under an Insurance Policy or such other method, if the Indemnitee is required to pay any amount that the Company would otherwise be obligated to pay except for the exclusion in this Subparagraph (a), the Company shall promptly advance the amount the Indemnitee is required to pay for which the Company is liable hereunder. In the event that the Company makes any advance to the Indemnitee under this Subparagraph (1), the Indemnitee shall promptly execute an assignment, if a form satisfactory to the Company's counsel, under which the funds the Indemnitee later receives under such Insurance Policy or such other method are assigned to the Company in an amount not to exceed the amount which the Company advanced pursuant to this Subparagraph (a).

      b. The Company shall not be liable hereunder for any amounts paid in settlement of a proceedings effected without its prior written consent, which shall not be unreasonably withheld.

   6. TERM. All obligations of the Company contained herein shall continue during the period the Indemnitee is a Director and/or Officer of the Company and shall continue thereafter (a) until both parties agree in writing to terminate this Agreement, or (b) as long as the Indemnitee remains subject to any possible claim or threatened, pending or completed action, suit, proceeding or appeal, whether civil, criminal, administrative or investigative, arising out of the Indemnitee's service as a Director or Officer or in any other capacity in which he served at the Company's request while a Director of Officer.

   7. ENFORCEMENT. In the event the Indemnitee is required to bring any action to enforce rights or to collect funds due under this Agreement and is successful in such action, the Company shall reimburse the Indemnitee for all of the Indemnitee's reasonable expenses (including

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attorneys' fees and disbursements) in bringing and pursuing such action. The burden of proving that indemnification or advances are not reasonable shall be on the Company.

   8. OBLIGATIONS OF THE INDEMNITEE.

      a. Promptly after receipt by the Indemnitee of notice of the commencement of any action, suit, proceeding or appeal in which the Indemnitee is made or is threatened to be made a part or a witness, the Indemnitee shall notify the Company in writing of the commencement of such action, suit, proceeding or appeal, but the Indemnitee's failure to notify the Company shall not relieve the Company from any obligation to indemnify or advance expenses to the Indemnitee under this Agreement, except to the extent such delay in providing notice has caused actual damages to the Company through prejudice to the Company's rights or its ability to defend the action, suit, proceeding or appeal.

      b. The Indemnitee shall reimburse the Company for all or an appropriate portion of the expenses advanced to the Indemnitee pursuant to Paragraph 2 hereof if it is finally judicially adjudicated that the Indemnitee is not entitled to be indemnified, or not entitled to be fully indemnified because of indemnification in the particular circumstances is not permitted under applicable law.


would impose on the Company any penalty, constraint, or obligation to hold harmless or indemnify the Indemnitee pursuant to this Agreement without the Company's prior written consent, which shall not be unreasonably withheld.

   9. DEFENSE OF CLAIM.

      a. Except as otherwise provided below, in the case of any action, suit, proceeding or appeal commenced against the Indemnitee, the Company shall be entitled to participate therein at its own expense and, to the extent that it may wish, to assume the defense thereof. If the Company wishes to assume the defense of any action, suit, proceeding or appeal hereunder, the Company

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must give written notice to the Indemnitee of such assumption of defense and of its choice of counsel. Such choice of counsel must be approved in writing by the Indemnitee in his sole discretion, which will not be unreasonably withheld, before the Company's assumption of defense hereunder may proceed. After notice from the Company to Indemnitee of its election to assume the defense of any action, suit, proceeding or appeal and the Indemnitee's approval of the Company's choice of counsel, the Company shall not be obligated to the Indemnitee under this Agreement for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof other than reasonable costs of investigation, travel and lodging expenses arising out of the Indemnitee's participation in such action, suit, proceeding or appeal, except as otherwise provided herein. The Indemnitee shall have the right to employ the Indemnitee's own counsel in such action, suit, proceeding or appeal, but the fees and expenses of such counsel incurred after notice from the Company to the Indemnitee of its assumption of the defense thereof shall be a the Indemnitee's expense (i) unless the employment of such counsel has been requested by the Indemnitee and authorized in writing by the Company, or (ii) unless the Company shall not have employed counsel to assume the defense of such action, suit, proceeding or appeal, in which case the reasonable fees and expenses of the Indemnitee's counsel shall be at the expense of the Company, or
(iii) unless counsel for the Indemnitee shall have concluded that there may be a conflict or interest between the Company and the Indemnitee in the defense of such action, suit, proceeding or appeal; and (iv) except for reasonable costs and expenses for counsel for Indemnitee to monitor proceedings (provided, however, that such counsel for will not appear as counsel of record in any such proceeding).

      b. In the event that counsel for the Indemnitee concludes that there may be a conflict of interest between the Company and the Indemnitee in the defense of an action, suit, proceeding or appeal, (i) the Company shall not have the right to assume and direct the defense of such action, suit, proceeding or appeal on behalf of the Indemnitee, and (ii) the Company shall indemnify the

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Indemnitee for all reasonable legal fees and other reasonable expenses, but the
Company shall not be liable for any settlement or negotiated disposition of such action, suit, proceeding or appeal or any part thereof effected without the written consent of the Company, which shall not be unreasonably withheld.

   10. SEVERABILITY. In any provision of this Company shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

   11. NOTICES. Any notices or other communications required or desired hereunder shall be written and shall be given by (a) certified mail, return receipt requested, (b) overnight courier service, or (c) personal delivery. Such notice or communication shall be deemed to be given upon receipt or on the date of courier or personal delivery, as applicable, and shall be given at the following addresses:


          the Company:   ProxyMed, Inc.
                         2501 Davie Road, Suite 230
                         Ft Lauderdale, Florida 33317
                         Attn: Frank M. Puthoff
                         Chief Legal Officer

          Indemnitee:    ______________________________
                         ______________________________
                         ______________________________
                         ______________________________

or to such other address as either party may specify by written notice to the other party.

   12. MISCELLANEOUS.

       a. This Agreement shall be construed and enforced in accordance with the laws of the State of Florida.

       b. This Agreement shall be binding upon the Indemnitee, his heirs, personal representatives and permitted assigns, and upon the Company, its successors and assigns. This Agreement shall inure to the benefit of the Indemnitee, his heirs, personal representatives and permitted assigns,

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and to the benefit of the Company, its successors and assigns. No assignment of this Agreement or of any duty or obligation hereunder shall be made by the Indemnitee without the prior written consent of the Company, which shall not be unreasonably withheld.

      c. This Agreement supersedes any other oral or written agreements between the Company and the Indemnitee which would restrict or lessen any of the rights granted to the Indemnitee hereunder.

      d. No amendment, modification, termination or claimed waiver of any of the provisions hereof shall be valid unless in writing and signed by the party or an authorized representative of the party against whom such modification is sought to be enforced.

      IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the date first above written.

                                    PROXYMED, INC.


                                    By:_______________________________________
                                    Frank M. Puthoff, Executive Vice President
                                    Chief Legal Officer and Secretary


                                    [INDEMNITEE]


                                    __________________________________________